SERVICES AGREEMENT

This SERVICES AGREEMENT (“Agreement”) made as of December 31, 2025, is by and between EQUITABLE ADVISORS, LLC, a Delaware limited liability company (“Equitable Advisors”) and EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA a life insurance company organized under the laws of the state of Arizona (“Company”).

WHEREAS, EQ Advisors Trust (the “Trust”) is registered under the Investment Company Act of 1940 (the “Investment Company Act”) as an open-end management investment company;

WHEREAS, the Trust is composed of separate series, some or all of which are listed on the attached Schedule One (each, a “Fund”) as it may be amended from time to time;

WHEREAS, Equitable Distributors, LLC (“Equitable Distributors”), an affiliate of Equitable Advisors, is principal underwriter of the shares of each Fund; and

WHEREAS, Equitable Distributors and Company have entered into a Participation Agreement (as the same may be amended from time to time), by and among Company, the Trust, on its behalf and on behalf of the Funds and Equitable Distributors;

WHEREAS, pursuant to the Participation Agreement, Company, on behalf of certain of its separate accounts identified therein (“Separate Account(s)”), shall purchase shares (“Shares”) of certain Funds to serve as an investment vehicle for the Separate Accounts to fund certain variable life and annuity contracts identified on Schedule Two hereto (as the same may be amended from time to time) (the “Contracts”);

WHEREAS, each Fund is authorized to make payments to finance distribution and/or servicing expenses relating to the Class IA and Class IB Shares pursuant to a plan (the “Plan”) adopted pursuant to Rule 12b-1 under the Investment Company Act pursuant to which each Fund pays Equitable Distributors, for services rendered under the Plan, a distribution or service fee at the annualized rate of 0.25% of the average daily net assets of the Fund’s Class IA and Class IB shares (“12b-1 Fee”);

WHEREAS, the 12b-1 Plan authorizes Equitable Distributors to retain the 12b-1 Fee or to use the 12b-1 Fee to compensate financial institutions and organizations, such as the Company, for servicing shareholder accounts and for services in connection with any activities or expenses primarily intended to result in the sale of the Class IA and Class IB Shares of the Funds;

WHEREAS, Equitable Advisors and Equitable Distributors are parties to a Sub-Distribution Agreement under which Equitable Distributors recognizes Equitable Advisors’ distribution and shareholder support services with respect to the registered investment companies and agrees to compensate Equitable Advisors for such services by paying it 12b-1 fees in relation to sales of contracts attributable to Equitable Advisors.

WHEREAS, Equitable Advisors desires Company to provide the services specified in the attached Exhibit A (“Services”), in connection with customers purchasing Shares indirectly through their purchases of Contracts issued by one or more Separate Accounts of the Company (the “Shareholders”); and Company is willing and able to provide such Services on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, each party hereto severally agrees as follows:

1.	Company agrees to perform some or all of the Services specified in Exhibit A hereto for the benefit of the Shareholders.

2.

Compensation. In consideration of the Services described above, Equitable Advisors agrees to pay the Company a service fee at an annual rate equal to 25 basis points (0.25%) of the average daily value of the Class IA and Class IB Shares held in the Separate Accounts (the “Service Fee”). Such payments will be made monthly in arrears. For purposes of computing the payment to the Company under this paragraph 2, the average daily value of Class IA and Class IB Shares held in the Separate Accounts over a calendar month shall be computed by totaling such Separate Accounts’ average investment (Class IA and Class IB Share net asset value multiplied by total number of Class IA and Class IB Shares held by such Separate Accounts) on each business day during the month, and dividing by the total number of business days during such month. The payment to the Company under this paragraph 2 shall be calculated by Equitable Advisors at the end of each calendar month and will be paid to the Company within 30 days thereafter. Payment will be accompanied by a statement showing the calculation of the monthly amounts payable by Equitable Advisors and such other supporting data as may be reasonably requested by the Company.

3.

Equitable Advisors shall continue to pay the Service Fee to the Company after termination of this Agreement as long as the Plan remains in effect and the Company continues to provide the Services described in Section 1 herein.

4.	Company may contract with or establish relationships with other parties for the provision of the Services or other activities of Company required by this Agreement, or the Participation Agreement.

5.

This Agreement may be terminated without penalty at any time by Company or by Equitable Advisors as to one or more of the Funds collectively, upon sixty (60) days written notice to the other party. Equitable Advisors may terminate this Agreement, with thirty (30) days written notice, in the event Company does not, or is unable to, meet its obligations under paragraph 1 hereof.

6.

It is understood and agreed that in performing the services under this Agreement, the Company, acting in its capacity described herein, shall at no time be acting as an agent for Equitable Advisors, the Trust or any of the Funds.

7.

This Agreement may only be amended pursuant to a written instrument signed by both parties hereto. This Agreement may not be assigned by a party hereto without the prior written consent of the other party.

8.	This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

9.

This Agreement, including Exhibit A and Schedules One and Two, constitutes the entire agreement between the parties with respect to the matters dealt with herein and supersedes any previous agreements and documents with respect to such matters. Schedules One and Two may be amended from time to time, as appropriate, to accurately reflect any changes in the Funds available as investment vehicles under the Participation Agreement.

10.

Equitable Advisors and Equitable America each shall appoint one or more individuals who shall serve as contact persons for the purpose of carrying out this Agreement. Such contact persons shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact persons shall be those set forth below:

Equitable America

Equitable Financial Life Insurance Company of America

8501 IBM Drive, Suite 150

Charlotte, NC 28262

For the Attention of Office of the Chief Executive Officer

With Copies to:

Office of the General Counsel

Equitable Advisors

Equitable Advisors, LLC

1345 Avenue of the Americas, 13th Floor

New York, NY 10105

With Copies to:

Office of the General Counsel

Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person. All notices, statements or requests provided for hereunder shall be in writing and shall be deemed to have been given when delivered by hand to an officer of the other party or when sent by certified or registered mail, postage prepaid or overnight courier service or upon confirmation of transmission if sent by telecopier or e-mail.

11.

Equitable Advisors agrees and acknowledges: (i) if Company is placed in receivership or seized by the Director of the Arizona Department of Insurance and Financial Institutions (“Director”) under the Arizona Receivership Act (a) all of the rights of Company under this agreement extend to the receiver or Director; and (b) all books and records will immediately be made available to the receiver or the Director, and shall be turned over to the receiver or Director immediately upon the receiver or Director’s request; (ii) Equitable Advisors has no automatic right to terminate the agreement if the insurer is placed in receivership pursuant to the Arizona Receivership Act; and (iii) Equitable Advisors will continue to maintain any systems, programs, or other infrastructure notwithstanding a seizure by the Director under the Arizona Receivership Act, and will make them available to the receiver, for so long as Company receives payment pursuant to this Agreement.

12.	This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

13.

If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

14.

Where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, interpretation, or order of the U.S. Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule, interpretation, or order as reasonably agreed by the parties hereto.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

EQUITABLE ADVISORS, LLC

By: Nick Lane
Title: Chairman of the Board

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By: Peter Tian
Title: Treasurer

SCHEDULE ONE

EQ Advisors Trust:

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth ESG Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Corporate Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Growth Stock Portfolio

EQ/JPMorgan Hedged Equity and Premium Income Portfolio (formerly, EQ/Franklin Moderate Allocation Portfolio)

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return ESG Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

EQ/Aggressive Allocation Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Core Plus Bond Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio

SCHEDULE TWO

List of Contracts

Separate Account:	Variable Contract:

All Separate Accounts	All Contracts

EXHIBIT A

Pursuant to the Agreement by and among the parties hereto, Company shall perform some or all of the following Services:

1.	printing and mailing of Fund summary prospectuses, prospectuses, statements of additional information, any supplements thereto and shareholder reports for prospective Contract holders;

2.

services relating to the development, preparation, printing and mailing of Trust advertisements, sales literature and other promotional materials describing and/or relating to the Funds and including materials intended for use within the Insurance Company, or for broker-dealer only use or retail use;

3.	holding seminars and sales meetings designed to promote the distribution of the Class IA and Class IB Shares of the Funds;

4.

obtaining information and providing explanations to Contract holders regarding the investment objectives and policies and other information about the Trust and the Funds, including the performance of the Funds;

5.	training sales personnel regarding the Trust and the Funds;

6.	compensating sales personnel in connection with the allocation of cash values and premiums of the Contract holders to the Class IA and Class IB Shares;

7.	providing personal services and/or maintenance of the accounts of Contract holders with respect to Class IA and Class IB Shares of the Funds attributable to such accounts;

8.	performing any other services relating to the Class IA and Class IB Shares upon mutual agreement of the parties hereto in writing.